Exhibit 10.3

WALGREENS BOOTS ALLIANCE, INC.

2013 OMNIBUS INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

These materials, which may include descriptions of company stock plans, prospectuses and other information and documents, and the information they contain, are provided by your company, not by Fidelity, and are not an offer or solicitation by Fidelity for the purchase of any securities or financial instruments. These materials were prepared by your company, which is solely responsible for their contents and for compliance with legal and regulatory requirements. Fidelity is not connected with any offering or acting as an underwriter in connection with any offering of your company’s securities or financial instruments. Fidelity does not review, approve or endorse the contents of these materials and is not responsible for their content.

WALGREENS BOOTS ALLIANCE, INC.

2013 OMNIBUS INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

Participant Name:

Participant ID:

Grant Date:

Grant Price:

Shares Granted:

Vesting: Expiration Date: Acceptance Date:

Electronic Signature:

This document (referred to below as this “Agreement”) spells out the terms and conditions of the stock option (the “Option”) granted to you by Walgreens Boots Alliance, Inc., a Delaware corporation (the “Company”), pursuant to the Walgreens Boots Alliance, Inc. 2013 Omnibus Incentive Plan (the “Plan”) on and as of the Grant Date designated above. Except as otherwise defined herein, capitalized terms used in this Agreement have the respective meanings set forth in the Plan. For purposes of this Agreement, “Employer” means the entity (the Company or the Affiliate) that employs you on the applicable date. The Plan, as in effect on the date of this Agreement and as it may be amended from time to time, is incorporated into this Agreement by this reference.

You and the Company agree as follows:

1. Grant of Option. Pursuant to the approval and direction of the Compensation Committee of the Company’s Board of Directors (the “Committee”), the Company hereby grants you an Option to purchase all or any part of the number of Shares Granted set forth above of common stock of the Company, par value US$.01 (“Stock”), at the per-share exercise price, which is 100% of the fair market value of a share of Stock on the Grant Date (the “Exercise Price”), subject to the terms and conditions of the Plan and this Agreement. This stock option is intended to be a “non-qualified stock option” and shall not be treated as an incentive stock option within the meaning of Section 422 of the Code.

2. Vesting/Exercise/Expiration. The Employee may not exercise the Option prior to the Vesting Date set forth above absent action by the Committee to waive or alter such restrictions or as may be permitted under the below paragraphs. Thereafter, except as hereinafter provided, the Employee may exercise the Option, to the extent it is vested, at any time and from time to time until the close of business on the Expiration Date set forth above. The Option may be exercised to purchase any number of whole shares of Stock, except that no purchase shall be for less than ten (10) full shares, or the remaining unexercised shares, if less. This Option is deemed to be “outstanding” until it has been exercised in full or expired pursuant to the terms of this Agreement.

3. Disability. If, without having fully exercised this Option, you have a Termination of Service due to Disability, whether before or after the Vesting Date, then the Option shall thereupon become vested and (a) you may exercise this Option for the full number of Shares Granted (less any shares for which this Option was previously exercised), but (b) your right to exercise this Option shall terminate upon the earlier of the Expiration Date or a date which is one (1) year following the date of your Termination of Service.

4. Death. If, without having fully exercised this Option, you have a Termination of Service due to your death, whether before or after the Vesting Date, then this Option shall be fully vested and (a) it may be exercised by the executor or administrator of your estate or by such person or persons who shall have acquired your rights hereunder by bequest or inheritance or by designation as your beneficiary for the full number of Shares Granted (less any shares for which this Option was previously exercised), but (b), such person’s right to exercise this Option shall terminate upon the earlier of the Expiration Date or a date which is one (1) year after the date of your death.

5. Retirement. If without having fully exercised this Option you have a Termination of Service by reason of Retirement, then (a) the number of Shares Granted for which you may exercise the Option shall be determined by treating the Vesting Date as occurring one year prior to the Vesting Date specified in the introduction to this Agreement, but (b) your right to exercise this Option shall terminate upon the earlier of the Expiration Date or a date which is one (1) year after the date of your Retirement. Shares Granted for which you cannot exercise the Option under this Section 5 shall be forfeited.

6. Termination of Service Following a Change in Control. If there is a Change in Control of the Company and within the one-year period thereafter you have a Termination of Service initiated by your Employer other than for Cause (as defined in Section 8), whether before or after the Vesting Date, then this Option shall thereupon become vested and (a) you may exercise this Option for the full number of Shares Granted (less any shares for which this Option was previously exercised), but (b) your right to exercise this Option shall terminate upon the earlier of the Expiration Date or a date which is ninety (90) days after the date of your Termination of Service, subject to the right of the Committee to extend the exercise period of this Option. Shares Granted for which you cannot exercise the Option under this Section 6 shall be forfeited. The foregoing is also subject to the Committee’s exercise of its discretion under Section 9.01 of the Plan. For purposes of this Section 6, a Termination of Service initiated by your Employer shall include a Termination of Employment for Good Reason under – and pursuant to the terms and conditions of – the Walgreens Boots Alliance, Inc. Executive Severance and Change in Control Plan, but only to the extent applicable to you as an eligible participant in such Plan.

7. Other Termination of Service. If without having fully exercised this Option you have a voluntary or involuntary Termination of Service for any reason other than as set forth in Section 3, 4, 5 or 6 above, as determined by the Committee, then (a) if such Termination of Service is prior to the Vesting Date, this Option shall be forfeited, or (b) if such Termination of Service is on or after the Vesting Date, then your right to exercise this Option shall terminate upon the earlier of the Expiration Date or a date which is ninety (90) days after the date of your Termination of Service, subject to the right of the Committee to extend the exercise period of this Option, and subject to earlier expiration as provided in Section 8 below.

8. Forfeiture of Outstanding Options Upon Termination for Cause or Following Termination of Service. Notwithstanding any provision of this Agreement to the contrary, your remaining right, if any, to exercise the Option shall immediately terminate if you are terminated for Cause or if and when you violate any post-employment obligation that you may have to the Company, including but not limited to any non-competition, non-solicitation, confidentiality, non-disparagement or other restrictive covenant. For purposes of this Agreement, “Cause” means any one or more of the following, as determined by the Committee in its sole discretion:

(a) your commission of a felony or any crime of moral turpitude;

(b) your dishonesty or material violation of standards of integrity in the course of fulfilling your employment duties to the Company or any Affiliate;

(c) your material violation of a material written policy of the Company or any Affiliate violation of which is grounds for immediate termination;

(d) your willful and deliberate failure to perform your employment duties to the Company or any Affiliate in any material respect, after reasonable notice of such failure and an opportunity to correct it; or

(e) your failure to comply in any material respect with the United States (“U.S.”) Foreign Corrupt Practices Act, the U.S. Securities Act of 1933, the U.S. Securities Exchange Act of 1934, the U.S. Sarbanes-Oxley Act of 2002, the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the U.S. Truth in Negotiations Act, or any rules or regulations thereunder.

9. Exercise Process. This Option may be exercised by giving notice to Fidelity, the third party administrator to administer the Option exercise process. The exercise notice (a) shall be signed by you or (in the event of your death) your legal representative, (b) shall specify the number of full shares of Stock then elected to be purchased, and (c) shall be accompanied by payment in full of the Exercise Price of the shares to be purchased. Payment may be made in cash or by check payable to the order of the Company, and such payment shall include any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan that are required to be withheld (“Tax-Related Items”), as set forth in Section 10 below. Alternatively, the Committee may allow for one or more of the following methods of exercising this Option:

(a) Payment for shares as to which this Option is being exercised and/or payment of any Tax-Related Items may be made by transfer to the Company of shares of Stock you already own, or any combination of such shares and cash, having a fair market value determined at the time of exercise of the Option equal to, but not exceeding, the Exercise Price and/or the tax withholding obligation, as the case may be.

(b) A “same day sale” transaction pursuant to which a third party (engaged by you or the Company) loans funds to you to enable you to purchase the shares of Stock and pay any Tax-Related Items, and then sells a sufficient number of the exercised shares on your behalf to enable you to repay the loan and any fees. The remaining shares and/or cash are then delivered by the third party to you.

(c) A “net exercise” transaction, pursuant to which the Company delivers to you the net number of whole shares of Stock remaining from the portion of the Option being exercised after deduction of a number of shares of Stock with a fair market value equal to the Exercise Price and a number of shares of Stock with a fair market value equal to the amount of any Tax-Related Items

As promptly as practicable after receipt of such notice of exercise and payment (including payment with respect to any Tax-Related Items), subject to Section 13 below, the Company shall cause to be issued and delivered to you (or in the event of your death to your legal representative, as the case may be), certificates for the shares of Stock so purchased. Alternatively, such shares of Stock may be issued and held in book entry form.

Notwithstanding any provision within the Agreement to the contrary, if you are resident or employed outside of the U.S., the Committee may require that you (or in the event of your death, your legal representative, as the case may be) exercise the Option in a method other than as specified above, may require you to exercise the Option only by means of a “same day sale” transaction (either a “sell-all” transaction or a “sell-to-cover” transaction) as it shall determine in its sole discretion, or may require you to sell any shares of Stock you acquire under the Plan immediately or within a specified period following your Termination of Service (in which case, you hereby agree that the Company shall have the authority to issue sale instructions in relation to such shares of Stock on your behalf).

10. Responsibility for Taxes; Tax Withholding.

(a) You acknowledge that, regardless of any action taken by the Company or your Employer, the ultimate liability for all Tax-Related Items related to your participation in the Plan and legally applicable to you is and remains your responsibility and may exceed the amount actually withheld by the Company or your Employer. You further acknowledge that the Company and/or your Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of shares of Stock acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or your Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or your Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company, your Employer or its agent to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from your wages or other cash compensation paid to you by the Company and/or your Employer; (ii) withholding from proceeds of the sale of Stock acquired upon exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent); or (iii) withholding from the shares of Stock to be delivered upon exercise of the Option that number of shares of Stock having a Fair Market Value equal to (but not in excess of) the minimum amount required by law to be withheld. For purposes of the foregoing, no fractional shares of Stock will be withheld or issued pursuant to the grant of the Option and the issuance of shares of Stock hereunder.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable statutory minimum withholding rates (as determined by the Company in good faith and in its sole discretion) or other applicable withholding rates, including maximum applicable rates, in which case you will receive a refund of any over-withheld amount in cash and will have no entitlement to the share equivalent. If the obligation for Tax-Related Items is satisfied by withholding from the shares of Stock to be delivered upon exercise of the Option, for tax purposes, you are deemed to have been issued the full number of shares of Stock subject to the exercised Option, notwithstanding that a number of the shares of Stock are held back solely for the purpose of paying the Tax-Related Items.

You agree to pay to the Company or your Employer any amount of Tax-Related Items that the Company or your Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Stock or the proceeds from the sale of shares of Stock if you fail to comply with your obligations in connection with the Tax-Related Items.

11. Limited Transferability. You may not sell, transfer, pledge, assign or otherwise alienate or hypothecate this Option, whether voluntarily or involuntarily or by operation of law, other than by beneficiary designation effective upon your death, by will or by the laws of intestacy. During your lifetime, this Option and all rights granted hereunder shall be exercisable only by you. Notwithstanding the foregoing, you may transfer this Option, in whole or in part, by gift to a Permitted Transferee in accordance with rules and subject to any conditions specified by the Committee under the Plan.

12. Rights as Shareholder. You shall have no rights as a shareholder of the Company with respect to the shares of Stock subject to this Option until such time as the Exercise Price has been paid and a certificate of stock for such shares has been issued to you or such shares of Stock have been recorded in your name in book entry form. Except as provided in Section 18 below, no adjustment shall be made for dividends or distributions or other rights with respect to such shares for which the record date is prior to the date on which you become the holder of record thereof. Anything herein to the contrary notwithstanding, if a law or any regulation of the U.S. Securities and Exchange Commission or of any other body having jurisdiction shall require the Company or you to take any action before shares of Stock can be delivered to you hereunder, then the date of delivery of such shares may be delayed accordingly.

13. Securities Laws. If a Registration Statement under the U.S. Securities Act of 1933, as amended, is not in effect with respect to the shares of Stock to be delivered pursuant to this Agreement, you hereby represent that you are acquiring the shares of Stock for investment and with no present intention of selling or transferring them and that you will not sell or otherwise transfer the shares except in compliance with all applicable securities laws and requirements of any stock exchange on which the shares of Stock may then be listed.

14. Not a Public Offering. If you are resident outside the U.S., the grant of the Option is not intended to be a public offering of securities in your country of residence (or country of employment, if different). The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the Option is not subject to the supervision of the local securities authorities.

15. Insider Trading/Market Abuse Laws. Your country of residence may have insider trading and/or market abuse laws that ay affect your ability to acquire or sell shares of Stock under the Plan during such times you are considered to have “inside information” (as defined in the laws in your country). These laws may be the same or different from any Company insider trading policy. You acknowledge that it is your responsibility to be informed of and compliant with such regulations, and you are advised to speak to your personal advisor on this matter.

16. Repatriation; Compliance with Law; Method of Exercise. If you are resident or employed outside the U.S., as a condition of the Option, you agree to repatriate all payments attributable to the shares of Stock and/or cash acquired under the Plan in accordance with applicable foreign exchange rules and regulations in your country of residence (and country of employment, if different). In addition, you agree to take any and all actions, and consent to any and all actions taken by the Company and its Affiliates, as may be required to allow the

Company and its Affiliates to comply with local laws, rules and/or regulations in your country of residence (and country of employment, if different). Finally, you agree to take any and all actions as may be required to comply with your personal obligations under local laws, rules and/or regulations in your country of residence and country of employment, if different).

17. No Advice Regarding Grant. No employee of the Company is permitted to advise you regarding your participation in the Plan or your acquisition or sale of the shares of Stock underlying the Option. Investment in shares of Stock involves a degree of risk. Before deciding to purchase shares of Stock pursuant to the Option, you should carefully consider all risk factors relevant to the acquisition of shares of Stock under the Plan and you should carefully review all of the materials related to the Option and the Plan. You are hereby advised to consult with your own personal tax, legal and financial advisors before taking any action related to the Plan.

18. Change in Stock. In the event of any change in Stock by reason of any stock dividend, recapitalization, reorganization, split-up, merger, consolidation, exchange of shares, or of any similar change affecting Stock, the number of shares of Stock subject to this Option and the Exercise Price shall be equitably adjusted by the Committee.

19. Nature of the Option. In accepting the Option, you acknowledge, understand and agree that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and limited induration, and it may be modified, amended, suspended or terminated by the Company, in its sole discretion, at any time;

(b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of stock options, or benefits in lieu of stock options, even if stock options have been granted in the past;

(c) all decisions with respect to future grants of stock options or other grants, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of any grant, the number of shares of Stock subject to the stock options, vesting provisions, and the exercise price applicable to the stock option;

(d) the Option and your participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company or any Affiliate and shall not interfere with the ability of the Company, your Employer or an Affiliate, as applicable, to terminate your employment or service relationship;

(e) you are voluntarily participating in the Plan;

(f) the Option and the shares of Stock subject to the Option are not intended to replace any pension rights or compensation;

(g) the Option, the shares of Stock subject to the Option and the value of same, is an extraordinary item of compensation outside the scope of your employment (and employment contract, if any) and is not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h) the future value of the shares of Stock underlying the Option is unknown, indeterminable and cannot be predicted with certainty;

(i) unless otherwise determined by the Committee in its sole discretion, a Termination of Service shall be effective from the date on which active employment or service ends and shall not be extended by any statutory or common law notice of termination period;

(j) no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from a Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and in consideration of the grant of the Option to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company, your Employer or any Affiliate, waive your ability, if any, to bring any such claim, and release the Company, the Employer and all Affiliates from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(k) unless otherwise provided herein, in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Stock of the Company; and

(l) neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the U.S. dollar that may affect the value of the Option or of any amounts due to you pursuant to the settlement of the Option or the subsequent sale of any shares of Stock acquired upon settlement of the Option.

20. Committee Authority; Recoupment. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate for the administration of the Plan and this Agreement, including the enforcement of any recoupment policy, all of which shall be binding upon you and any claimant. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan.

21. Consent to Collection/Processing/Transfer of Personal Data. Pursuant to applicable personal data protection laws, the Company hereby notifies you of the following in relation to your personal data and the collection, processing and transfer of such data in relation to the Company’s grant of this Option and your participation in the Plan. The collection, processing and transfer of personal data is necessary for the Company’s administration of the Plan and your participation in the Plan, and your denial and/or objection to the collection, processing and transfer of personal data may affect your participation in the Plan. As such, you voluntarily acknowledge and consent (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein:

(a) The Company and your Employer hold certain personal information about you, including (but not limited to) your name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all entitlements to shares of Stock awarded, canceled, purchased, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Plan (“Data”). The Data may be provided by you or collected, where lawful, from the Company, its Affiliates and/or third parties, and the Company and your Employer will process the Data for the exclusive purpose of implementing, administering and managing your participation in the Plan. The Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations in your country of residence (or country of employment, if different). Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. Data will be accessible within the organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the participation in the Plan.

(b) The Company and your Employer will transfer Data internally as necessary for the purpose of implementation, administration and management of your participation in the Plan, and the Company and/or your Employer may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. You hereby authorize (where required under applicable law) the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, as may be required for the administration of the Plan and/or the subsequent holding of the shares of Stock on your behalf, to a broker or other third party with whom you may elect to deposit any shares of Stock acquired pursuant to the Plan.

(c) You may, at any time, exercise your rights provided under applicable personal data protection laws, which may include the right to (i) obtain confirmation as to the existence of the Data, (ii) verify the content, origin and accuracy of the Data, (iii) request the integration, update, amendment, deletion or blockage (for breach of applicable laws) of the Data, (iv) oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and your participation in the Plan, and (v) withdraw your consent to the collection, processing or transfer of Data as provided hereunder (in which case, your Option will become null and void). You may seek to exercise these rights by contacting your Human Resources manager or the Company’s Human Resources Department, who may direct the matter to the applicable Company privacy official.

22. Addendum to Agreement. Notwithstanding any provision of this Agreement to the contrary, the Option shall be subject to any special terms and conditions for your country of residence (and country of employment, if different) as set forth in the addendum to the Agreement, attached hereto as Exhibit A (the “Addendum”). Further, if you transfer your residence and/or employment to another country reflected in the Addendum, the special terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Option and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer). The Addendum shall constitute part of this Agreement.

23. Additional Requirements. The Company reserves the right to impose other requirements on the Option, any shares of Stock acquired pursuant to the Option and your participation in the Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Option and the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

24. Amendment or Modification, Waiver. Except as set forth in the Plan, no provision of this Agreement may be amended or waived unless the amendment or waiver is agreed to in writing, signed by you and by a duly authorized officer of the Company. No waiver of any condition or provision of this Agreement shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

25. Electronic Delivery. The Company may, in its sole discretion, deliver by electronic means any documents related to the Option or your future participation in the Plan. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

26. Governing Law and Jurisdiction. This Agreement is governed by the substantive and procedural laws of the state of Illinois. You and the Company shall submit to the exclusive jurisdiction of, and venue in, the courts in Illinois in any dispute relating to this Agreement without regard to any choice or law rules thereof which might apply the laws of any other jurisdiction.

27. English Language. If you are resident in a country where English is not an official language, you acknowledge and agree that it is your express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Option, be drawn up in English. If you have received this Agreement, the Plan or any other documents related to the Option translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

28. Conformity with Applicable Law. If any provision of this Agreement is determined to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement or the validity, legality or enforceability of such provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

29. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon your death, acquire any rights hereunder.

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This Agreement contains highly sensitive and confidential information. Please handle it accordingly.

Please read the attached Exhibit A. Once you have read and understood this Agreement and Exhibit A, please click the acceptance box to certify and confirm your agreement to be bound by the terms and conditions of this Agreement and to acknowledge your receipt of the Prospectus, the Plan and this Agreement and your acceptance of the terms and conditions of the Option granted hereunder.

EXHIBIT A

ADDENDUM TO THE

WALGREENS BOOTS ALLIANCE, INC. 2013 OMNIBUS INCENTIVE PLAN

STOCK OPTION AWARD AGREEMENT

In addition to the terms of the Plan and the Agreement, the Option is subject to the following additional terms and conditions to the extent you reside and/or are employed in one of the countries addressed herein. Pursuant to Section 22 of the Agreement, if you transfer your residence and/or employment to another country reflected in this Addendum, the additional terms and conditions for such country (if any) will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Option and the Plan (or the Company may establish alternative terms as may be necessary or advisable to accommodate your transfer). All defined terms contained in this Addendum shall have the same meaning as set forth in the Plan and the Agreement.

FRANCE

Use of English Language. You acknowledge that it is your express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Vous reconnaissez avoir expressément exigé la rédaction en anglais de la présente Convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relatifs à, ou suite à, la présente Convention.

MEXICO

1. Commercial Relationship. You expressly recognize that your participation in the Plan and the Company’s grant of the Option does not constitute an employment relationship between you and the Company. You have been granted the Option as a consequence of the commercial relationship between the Company and the Affiliate in Mexico that employs you, and the Company’s Affiliate in Mexico is your sole employer. Based on the foregoing, you expressly recognize that (a) the Plan and the benefits you may derive from your participation in the Plan do not establish any rights between you and the Company’s Affiliate in Mexico that employs you, (b) the Plan and the benefits you may derive from your participation in the Plan are not part of the employment conditions and/or benefits provided by the Company’s Affiliate in Mexico that employs you, and (c) any modifications or amendments of the Plan by the Company, or a termination of the Plan by the Company, shall not constitute a change or impairment of the terms and conditions of your employment with the Company’s Affiliate in Mexico that employs you.

2. Extraordinary Item of Compensation. You expressly recognize and acknowledge that your participation in the Plan is a result of the discretionary and unilateral decision of the Company, as well as your free and voluntary decision to participate in the Plan in accordance with the terms and conditions of the Plan, the Agreement and this Addendum. As such, you acknowledge and agree that the Company, in its sole discretion, may amend and/or discontinue your participation in the Plan at any time and without any liability. The Option, the shares of Stock subject to the Option and the value of same is an extraordinary item of compensation outside the scope of your employment contract, if any, and is not part of your regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of the Company’s Affiliate in Mexico that employs you.

MONACO

Use of English Language. You acknowledge that it is your express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Vous reconnaissez avoir expressément exigé la rédaction en anglais de la présente Convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relatifs à, ou suite à, la présente Convention.

NETHERLANDS

Exclusion of Claim. You acknowledge and agree that you will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from your ceasing to have rights under or to be entitled to the Option, whether or not as a result of your Termination of Service (whether such termination is in breach of contract or otherwise), or from the loss or diminution in value of the Option. Upon the grant of the Option, you shall be deemed irrevocably to have waived any such entitlement.

SPAIN

1. Acknowledgement of Discretionary Nature of the Plan; No Vested Rights. This provision supplements the terms of the Agreement:

In accepting the Award, you acknowledge that you consent to participation in the Plan and have received a copy of the Plan.

You understand that the Company has unilaterally, gratuitously and in its sole discretion granted the Option under the Plan to individuals who may be employees of the Company or its Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Affiliates on an ongoing basis. Consequently, you understand that the Option is granted on the assumption and condition that the Option and the shares of Stock acquired upon exercise of the Option shall not become a part of any employment contract (either with the Company or any of its Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, you understand that this grant would not be made to you but for the assumptions and conditions referenced above; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, the Option shall be null and void.

Further, you understand and agree that the vesting of the Option is expressly conditioned on your continued and active rendering of service, such that upon a Termination of Service, the Option may cease vesting immediately, in whole or in part, effective on the date of your Termination of Service (unless otherwise specifically provided in Section 3, 4, 5 or 6 of the Agreement). This will be the case, for example, even if (a) you are considered to be unfairly dismissed without good cause; (b) you are dismissed for disciplinary or objective reasons or due to a collective dismissal; (c) you terminate service due to a change of work location, duties or any other employment or contractual condition, (d) you terminate service due to a unilateral breach of contract by the Company or an Affiliate. Consequently, upon a Termination of Service for any of the above reasons, you may automatically lose any rights to the Option that were not vested on the date of your Termination of Service, as described in the Plan and Agreement. In addition, you understand and agree that the post-Termination of Service exercise period specified in the Agreement shall run from the date of your Termination of Service, as determined by the Committee, in its sole discretion.

You acknowledge that you have read and specifically accept the conditions referred to in the Agreement regarding the impact of a Termination of Service on your Option.

2. Termination for Cause. “Cause” shall be defined as indicated in Section 8 of the Agreement, irrespective of whether the termination is or is not considered a fair termination (i.e., “despido procedente”) under Spanish legislation.

UNITED KINGDOM

1. Responsibility for Taxes; Tax Withholding. The following provision supplements Section 10 of the Agreement:

If payment or withholding of the income tax due in connection with the Option is not made within ninety (90) days after the end of the U.K. tax year in which the event giving rise to the income tax liability occurred or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by you to your Employer, effective as of the Due Date. You agree that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue & Customs (“HMRC”), it shall be immediately due and repayable, and the Company or Employer may recover it at any time thereafter by any of the means referred to in Section 10 of the Agreement. Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), will not be eligible for a loan to cover the income tax liability. In the event that you are a director or executive officer and the income tax is not collected from or paid by you by the Due Date, the amount of any uncollected income tax may constitute a benefit to you on which additional income tax and national insurance contributions (“NICs”) will be payable. You will be responsible for paying and reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime, and for reimbursing the Company or your Employer (as applicable) the value of any employee NICs due on this additional benefit.

2. Exclusion of Claim. You acknowledge and agree that you will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from your ceasing to have rights under or to be entitled to the Option, whether or not as a result of your Termination of Service (whether such termination is in breach of contract or otherwise), or from the loss or diminution in value of the Option. Upon the grant of the Option, you shall be deemed irrevocably to have waived any such entitlement.

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By clicking the acceptance box for this grant agreement, I acknowledge receipt of the Stock Option Award Agreement to which this Addendum is attached as Exhibit A, and I agree to the terms and conditions expressed in this Addendum.